                                                                     EXHIBIT 4.7

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (II) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                      5:00 P.M., NEW YORK TIME, ____, 2005

NO. ____                                                         ______WARRANTS

                              BITWISE DESIGNS, INC.

                          COMMON STOCK PURCHASE WARRANT

      This warrant certificate (the "Warrant Certificate") certifies that _____ (Holder), or registered assigns, is the registered holder of warrants to purchase up to ______ fully-paid and non-assessable shares, subject to adjustment in accordance with Article 6 hereof (the "Warrant Shares"), of the common stock (the "Common Stock"), par value $.001 per share, of BITWISE DESIGNS, INC., a Delaware corporation (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants."

      1.    Exercise Period; Exercise Price; Exercise of Warrants.

      1.1. Exercise Period. Each Warrant is exercisable at any time commencing on ____, 2000 (the "Exercise Date") until 5:00 P.M. New York City time on _____, 2005 (the "Expiration Date").

      1.2. Initial and Adjusted Exercise Price. Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price equal to $__ per share, subject to adjustment to prevent dilution. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Section 6 hereof. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

      1.3. Method of Exercise. The rights represented by this Warrant are exercisable upon the terms and conditions set forth herein at the option of the Holder in whole at any time and in part from time to time. The Exercise Price shall be payable in cash, by wire transfer or by certified check to the order of the Company, any combination of cash, wire transfer or certified check, or according to the terms of Paragraph
1.4. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices, 2165 Technology Drive, Schenectady, New York 12308 the registered holder of the Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of Common Stock). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable hereunder.

      1.4 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants represented by such Holder's Warrant Certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 1.4, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants (the "Total Share Number") to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant certificate, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, the Holder's Warrant certificate shall represent the right to subscribe for and acquire (I) the number of Warrant Shares (rounded to the next highest integer) equal to (A) the Total Share Number less (B) the number of Warrant Shares equal to the quotient obtained by dividing
(i) the product of the Total Share Number and the then current Exercise Price per Warrant Share by (ii) the current Market Price (as hereafter defined) of a share of Common Stock.

            As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two days immediately preceding the Exchange Date.

      2. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith (and in any event within seven business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the initial issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid and shall have established to the satisfaction of the Company that such transfer is in compliance with all applicable securities laws.

      The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

      3.    Restriction on Transfer of Warrants.

      3.1. Agreement that Warrant Acquired for Investment. The Holder of this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the Warrants are being acquired as an investment and not with a view to the distribution thereof and that the Holder has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder also understands that neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act"). The Holder further acknowledges that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein.

      Neither this Warrant nor any Warrant Share may be offered for sale or sold, or otherwise transferred or disposed of in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws, such counsel and such opinion to be reasonably satisfactory to the Company.

      3.2. Legend Requirement. This Warrant Certificate and, upon exercise of the

Warrants, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

      4.    Registration Rights.

      4.1 Piggyback Registration Rights. The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then Holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "Holders") by written notice at least 30 days prior to the filing by the Company with the Securities and Exchange Commission of any registration statement under the Securities Act of l933 (the "Act") covering securities of the Company, except on Forms S-4 or S-8 (or similar successor form), and upon the request of any such Holder within ten days after the date of such invoice, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply such number of prospectuses and other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such Holder reasonably designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection 4.3 of this Section 4. Such Holders shall furnish information and indemnification as set forth in Subsection 4.3 of this Section
4. For the purpose of the foregoing, inclusion of the Warrant Shares by the Holder in a Registration Statement pursuant to this sub-paragraph 4.l under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with this sub-paragraph 4.l.

      4.2 Demand Registration Rights. At any time during the five-year period that this Warrant Certificate is exercisable, the Holder shall have the right (which right is in addition to the piggyback registration rights provided for under Section 4.1 above), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the SEC on one occasion, at the sole expense of the Holder, a Registration Statement on Form S-1 or such other appropriate form (the "Demand Registration Statement") and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Holder), in order to comply with the provisions of the Act, so as to permit the public trading of the Warrant Shares pursuant thereto.

      Once effective, the Company covenants and agrees to use its best efforts to maintain the effectiveness of the Demand Registration Statement until the earlier of (i) the date that all of the

Warrant Shares have been sold pursuant to a Registration Statement or Rule 144 of the General Rules and Regulations promulgated under the Act ("Rule 144"), or
(ii) the date that the Holder(s) of the Warrant Shares receive an opinion of counsel to the Company that all of the Warrant Shares may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Act) pursuant to Rule 144 or otherwise, except that, the Company may suspend the use of the Demand Registration Statement for a period not to exceed 45 days in any 12-month period for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events.

      4.3 The following provisions of this Section 4 shall also be applicable to the exercise of the registration rights granted under Sections 4.1 and 4.2:

            (a) The foregoing registration rights shall be contingent on the Holders furnishing the Company with such appropriate information (relating to the intentions of such Holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such Holder to make a public offering of all Warrant Shares from time to time offered or sold to such Holder, provided that such Holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such Holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such Holder shall reasonably designate.

            (b) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 4.l of this Section 4 notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any Holder whose Warrant Shares are included in any such registration statement pursuant to this Section 4 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

            (c) The Company shall indemnify and hold harmless each such Holder and each underwriter, if any, within the meaning of the Act, who may purchase from or sell for any such Holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such Holder or underwriter or controlling person unless such

Holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 4 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.

            (d) Subsequent to any registration of the Warrant Shares, the Holder agrees that it will not publicly sell any of the Warrant Shares until June 6, 2000, at which time it shall be entitled to sell up to 50% of the Warrant Shares. The Holder may publicly sell the balance of the Warrant Shares after December 6, 2000.

            (e) The Company may withdraw any registration statement filed pursuant to Section 4.1 or 4.2 at any time.

      5.    Adjustments of Exercise Price and Number of Warrant Shares.

      5.1. Dividends and Distributions. In case the Company shall at any time after the date hereof pay a dividend in Common Stock or make a distribution in Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of shares of Common Stock outstanding immediately after such issuance or sale. No adjustments shall be made for any cash dividends on shares issuable upon exercise of the Warrants. For purposes of any computation to be made in accordance with the provisions of this Section 5.1, the shares of Common Stock issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of stockholders entitled to receive such dividend or distribution.

      5.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased on the effective date of any subdivision or increased on the effective date of any combination.

      5.3. Reclassification, Consolidation, Merger. etc. In case of any reclassification or change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of
(x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

      5.4. Determination of Outstanding Shares. The number of the shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

      5.5 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price of the Warrants, pursuant to the provisions of this Section 6, the number of shares issuable upon the exercise of the Warrants shall be adjusted to the nearest full amount by multiplying a number equal to the exercise prices in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Prices.

      6. Exchange and Replacement of Warrant Certificates. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

      7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

      8. Reservation of Shares. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be equal to the number of Warrant Shares issuable upon the exercise of the then outstanding Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon issuance in accordance with the terms hereof shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder.

      9. Rights of Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter. Notwithstanding the foregoing, if at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

            (a) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            (b) The Company shall offer to all the holders of its Common Stock any additional Common Stock or other shares of capital stock of the Company or securities convertible into or exchangeable for Common Stock or other shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

            (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

            (d) Reclassification or change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

            (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

      10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Section 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

      11. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

      12. No Recourse. No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

      13. No Waiver. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

      14. Amendments. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

      15. Headings. The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

      16. Governing Law. The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York. This Warrant shall be deemed a contract made under the laws of the State of New York and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

      17. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are not transferable, except that Josephthal & Co. Inc. ("Josephthal") may transfer this Warrant to any affiliate or employee of Josephthal in whole or in part, without charge, upon surrender of this Warrant with a properly executed Assignment (in the form of Assignment attached hereto and made a part hereof) at the principal office of the Company.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of ____, 2000.


[SEAL]                              BITWISE DESIGNS, INC.


                                    By: ___________________________________
                                          John T. Botti, President

Attest:


_______________________________
Secretary

                         [FORM OF ELECTION TO PURCHASE]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a check payable to the order of Bitwise Designs, Inc. in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ________________________ , whose address is______________________________________________________________
and that such certificate be delivered to ___________________ , whose address is ____________________________________________________________.




Dated:______________________              Signature:___________________________

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant
                                          Certificate.)


                        _____________________________________

                        _____________________________________
                        (Insert Social Security or Other
                         Identifying Number of Holder)


STATE OF ___________)
COUNTY OF __________) ss:

      On this __ day of ___________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he resides at __________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

                                          ____________________________________
                                          Notary Public

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)


            FOR VALUE RECEIVED ________________________________ hereby sells, assigns and transfers unto ___________________________________________________



_______________________________________________________________________________
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ , Attorney, to transfer the within Warrant Certificate on the books of Bitwise Designs, Inc., with full power of substitution.

Dated:_____________________         Signature:________________________________




                                    __________________________________________
                                    (Signature must conform in all respects
                                    to name of holder as specified on the
                                    face of the Warrant Certificate)



____________________________________

____________________________________
(Insert Social Security or Other
Identifying Number of Assignee)